EXHIBIT 23

                        Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Hibernia Corporation of our report dated January 12, 1999, included in the 1998 Annual Report to Shareholders of Hibernia Corporation.

We also consent to the incorporation by reference in the following Hibernia Corporation Registration Statements

         Form S-3 No. 33-26553 (dated February 21, 1989)
         Form S-8 No. 2-81353 (dated February 23, 1989)
         Form S-8 No. 33-26871 (dated February 23, 1989)
         Form S-3 No. 33-37701 (dated January 31, 1991)
         Form S-8 No. 2-96194 (dated April 8, 1991)
         Form S-3 No. 33-53108 (dated December 28, 1992)
         Form S-3 No. 33-55844 (dated December 28, 1992)
         Form S-8 No. 33-59743 (dated June 1, 1995)
         Form S-3 No. 333-8133 (dated September 19, 1996)
         Form S-8 No. 333-07761 (dated July 8, 1996)
         Form S-8 No. 333-36017 (dated September 19, 1997)
         Form S-8 No. 333-56053 (dated June 4, 1998)

of our report dated January 12, 1999, with respect to the consolidated financial statements of Hibernia Corporation incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1998.


                                                    /s/Ernst & Young LLP


New Orleans, Louisiana
March 16, 1999